Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement of BlackRock Fixed Income Value Opportunities (the “Trust”) (Investment Company Act Registration No. 811-22252) and the Registration Statement under the Securities Act of 1933 on Form N-2 of our report dated February 19, 2009, relating to the financial statements of the Trust as of January 16, 2009 and for the period from November 12, 2008 (date of inception) to January 16, 2009, which is incorporated by reference in the Prospectus and Statement of Additional Information in Pre-Effective Amendment No. 3 to the Trust’s registration statement on Form N-2 (Securities Act Registration Statement No. 333-155589 and Investment Company Act Registration No. 811-22252), appearing under the heading “Explanatory Note and Incorporation by Reference”, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

February 25, 2009